                                                                   Exhibit 10.40


                 EXECUTIVE CHANGE OF CONTROL SEVERANCE AGREEMENT


                  THIS EXECUTIVE CHANGE OF CONTROL SEVERANCE AGREEMENT dated as of January 1, 2000 by and between Dura Pharmaceuticals, Inc., (the "Company"), and _____________ ("Executive");

                             W I T N E S S E T H:

                  WHEREAS, the Company desires to create a greater incentive for Executive to remain in the employ of the Company, particularly in the event of any possible change or threatened change of control of the Company,

                  NOW, THEREFORE, in partial consideration of Executive's past and future services to the Company and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.       TERMINATION FOLLOWING A CHANGE OF CONTROL.

         (a) QUALIFYING TERMINATION. Executive shall be entitled to the compensation and benefits listed in Paragraph 1(b), in addition to compensation and benefits to which Executive would otherwise be entitled as of the date of termination, if Executive's employment with the Company is terminated either (i) by the Company for any reason other than for Cause or (ii) by Executive for Good Reason, in each case within two (2) years following the occurrence of any Change of Control or successive Change of Control that occurs during the Period of Coverage (in each case a "Qualified Termination") and Executive properly executes, and does not revoke or attempt to revoke, a release of claims against the Company, its affiliates and their employees and agents in the form attached as EXHIBIT A.

         (b) COMPENSATION AND BENEFITS.

             (i) LUMP SUM PAYMENT OF SALARY AND BONUS. Within ten (ten) business days after a Qualified Termination (or, if later, the last day of any period during which the release referred to in Paragraph 3 may be revoked by Executive), the Company shall make a lump sum cash payment to Executive, subject to any mandatory tax withholding, equal to ____ times the sum of Executive's Base Salary and Executive's Average Annual Bonus.

             (ii) WELFARE BENEFIT COVERAGE. The Company will, at normal employee rates, provide Executive and, to the extent available before the Qualified Termination, Executive's eligible dependents with coverage under the Company's medical/dental plan, life insurance and accident plan and disability plan until the earlier of (A) ___________ months after the date of Executive's Qualified Termination or (B) the first date that Executive is covered under another employer's program which provides substantially the same level of benefit coverage without exclusion for pre-existing conditions. After this period of coverage, Executive (and, if


                                       1.

applicable, Executive's eligible dependents) may elect to continue coverage under the Company's group medical/dental plan at Executive's own expense in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and, for purposes of determining the maximum period of COBRA coverage, such maximum period will begin immediately following the end of Company-subsidized coverage.

             (iii) ACCELERATION OF STOCK OPTIONS. Each outstanding Company stock option which Executive holds at the time of a Qualified Termination, to the extent not otherwise exercisable for all the shares of Company common stock subject to that stock option, will immediately become exercisable for all those option shares and may be exercised for any or all of those shares as fully vested shares.

             (iv) ACCELERATION OF RESTRICTED STOCK. All contractual restrictions and repurchase rights shall immediately lapse with respect to any shares of Company restricted stock held by Executive at the time of a Qualified Termination.

             (v) DEFERRED COMPENSATION PLAN. Solely for purposes of determining the commencement date for the payment of any deferred compensation to which Executive may be entitled under a Company non-qualified deferred compensation plan, Executive's employment with the Company will be deemed to continue for a period of ____ months after a Qualifying Termination. However, no portion of the payments Executive is entitled to receive under Section 1 of this Agreement will be eligible for deferral under such plan.

             (vi) CASH-OUT OF AFFILIATE STOCK OPTIONS. Each outstanding option granted to Executive on stock of Spiros Development Corporation II, Inc. and any similar outstanding option granted to Executive on securities of an affiliate of the Company shall be cancelled as of the date of Executive's Qualified Termination. With respect to each such option, whether or not vested, Executive shall be entitled to an immediate cash payment equal to the excess, if any, of the aggregate Fair Market Value (as defined below) of the securities subject to such option and the aggregated exercise price of such option.

             (vii) EXCESS TAX GROSS-UP PAYMENT. If any compensation payable hereunder, either alone or when aggregated with other compensation payable to Executive, would constitute a parachute payment that would subject Executive to an excise tax under Section 4999 of the Internal Revenue Code, Executive shall be entitled to receive an additional lump sum cash payment, subject to mandatory tax withholding, which, when added to all compensation payable to Executive that constitutes a parachute payment, provides Executive with the same after tax-compensation that he would have received from such parachute payments had none of such compensation constituted a parachute payment. The procedures for making such payment are set forth in Section 2 hereof.

             (viii) JOB SEARCH ASSISTANCE. The Company will, at its sole expense, provide Executive with individual outplacement counseling for up to twelve (12) months by a provider selected by the Company at levels customary for positions held by Executive.

             (ix) LIMITATION ON ACCELERATION. Notwithstanding the above, if it is reasonably determined by the Company's Board of Directors, upon consultation with Company management


                                       2.

and the Company's independent auditors, that the acceleration of vesting of stock options or restricted stock or the acceleration and cash-out of affiliate options provided under Paragraph 1(b)(iii), (iv) or (vi) above upon a Change in Control (to the extent that those Paragraphs provide for acceleration or cash-out that would not otherwise occur under the terms of the instruments evidencing such options or restricted stock) would preclude accounting for any proposed business combination of the Company as a pooling of interests, and the Board of Directors otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then, solely to the extent necessary to permit such accounting, such acceleration or cash-out shall not occur. The previous sentence shall not limit any acceleration of vesting or cash-out of any option or restricted stock that would occur, in absence of Paragraphs 1(b)(iii) (iv) and (vi) above, under the terms of the instruments underlying such option or restricted stock.

The compensation and benefits payable hereunder shall not be reduced or offset by any amounts that Executive earns or could earn from any other sources following Executive's Qualified Termination. However, except to the extent the Company expressly agrees otherwise in writing, if the Company becomes obligated to pay Executive any severance pay or severance benefits (excluding any amounts deemed to be received by Executive on account of the forgiveness of any loan due by Executive, if applicable) under a separate employment or severance agreement or arrangement, the benefits payable hereunder shall be reduced by the amount of benefits payable under such other agreement or arrangement.

         (c) TERMINATIONS BY REASON OF SUBSEQUENT TRANSACTIONS. Notwithstanding the foregoing, if an otherwise Qualifying Termination occurs by reason of the sale of a subsidiary of the Company or all or a portion or the assets or business of the Company or one of its subsidiaries and Executive is offered a Comparable Position (as defined below) with the purchaser or the parent of the purchaser or the sold subsidiary, then Executive shall not be entitled to any benefits under this Paragraph 1, whether or not Executive accepts such position. However, if Executive accepts such position and, within two (2) years following the Change of Control, Executive's employment is involuntarily terminated without Cause or by Executive for Good Reason, Executive shall be entitled to the benefits under Paragraph 1(b), less any severance benefits (excluding any amounts deemed to be received by Executive on account of the forgiveness of any loan due by Executive, if applicable) or similar benefits payable by the entity from which his or her employment is terminated.

2.       EXCISE TAX GROSS-UP PROCEDURES.

                  The amount of any such Tax Gross-Up to which Executive becomes entitled under Paragraph 1(b)(vii), will be determined pursuant to the following:

                           X  =  Y divided by (1 - (A + B + C)), where

                           X is the total dollar amount of the Tax Gross-Up payable to Executive;

                           Y is the total Excise Tax imposed on Executive;


                                       3.

                           A is the Excise Tax rate in effect at the time;

                           B is the highest combined marginal federal income and applicable state income tax rate in effect for Executive, after taking into account the deductibility of state income taxes against federal income taxes to the extent allowable, for the calendar year in which the Tax Gross-Up is paid; and

                           C is the applicable Hospital Insurance (Medicare) Tax Rate in effect for Executive for the calendar year in which the Tax Gross-Up is paid;

provided if there is a change in the tax laws after the date hereof that would render the amount determined above insufficient to fully reimburse Executive on an after-tax basis for the amount of any Excise Tax, Executive shall be entitled to such additional amount as may be necessary to provide him with such reimbursement.

                  Within ninety (90) days after a determination is made by the Internal Revenue Service or Executive's tax advisor that an item of compensation or benefit payable hereunder constitutes a parachute payment under Code Section 280G for which Executive is liable for an Excise Tax, Executive shall identify the nature of the payment to the Company and submit to the Company the calculation of the Excise Tax attributable to that payment and the Tax Gross-Up to which Executive is entitled with respect to such tax liability. The Company will pay such Tax Gross-Up to Executive (net of all applicable withholding taxes, including any taxes required to be withheld under Code Section 4999) within ten (10) business days after Executive's submission of the calculation of such Excise Tax and the resulting Tax Gross-Up, provided such calculations represent a reasonable interpretation of the applicable law and regulations.

                  In the event that Executive's actual Excise Tax liability is determined by a Final Determination to be greater than the Excise Tax liability previously taken into account for purposes of the Tax Gross-Up paid to Executive pursuant to this Section 2, then within ninety (90) days following the Final Determination, Executive shall submit to the Company a new Excise Tax calculation based upon the Final Determination. Within ten (10) business days after receipt of such calculation, the Company shall pay Executive the additional Tax Gross-Up attributable to such excess Excise Tax liability.

                  In the event that Executive's actual Excise Tax liability is determined by a Final Determination to be less than the Excise Tax liability previously taken into account for purposes of the Tax Gross-Up paid to Executive pursuant to this Section 2, then Executive shall refund to the Company, promptly upon receipt, any federal or state tax refund attributable to the Excise Tax overpayment.

                  For purposes of this Paragraph 2, a "Final Determination" means an audit adjustment by the Internal Revenue Service that is either (i) agreed to by both Executive (or his estate) and the Company (such agreement by the Company to be not unreasonably withheld) or


                                       4.

(ii) sustained by a court of competent jurisdiction in a decision with which Executive and the Company concur (such concurrence by the Company to be not unreasonably withheld) or with respect to which the period within which an appeal may be filed has lapsed without a notice of appeal being filed.

3.       FAILURE TO EXECUTE A RELEASE.

                  All compensation and benefits under Paragraph 1 above are in consideration for Executive's execution of a release of claims against the Company, its affiliates and their employees and agents in the form attached as EXHIBIT A hereto, which release Executive does not subsequently revoke or attempt to revoke. If Executive doesn't properly execute such a release or if Executive attempts to revoke such release, Executive will not be entitled to any of the benefits provided under Paragraph 1.

4.       DEFINITIONS.

         (a) AVERAGE ANNUAL BONUS. "Average Annual Bonus" means, at any time, the greatest of (i) the average of the annual bonuses paid to Executive in each of the two (2) years prior to the Change of Control, (ii) the average of the annual bonuses paid to Executive in each of the two (2) years prior to the Qualifying Termination or (iii) in the event Executive is entitled to receive an annual bonus under a written agreement for the year during which the Qualifying Termination occurs, the annual bonus to which Executive is entitled under such written agreement. In the event Executive, at the time of the Qualifying Termination, has received only one (1) annual bonus, the Average Annual Bonus for such Executive shall be the amount of such bonus.

         (b) BASE SALARY. "Base Salary" means the greater of the annual rate of base salary in effect for Executive at the time of Executive's Qualified Termination or the annual rate of base salary in effect for Executive immediately before the Change of Control.

         (c) CAUSE. "Cause" means Executive's conviction of any felony, Executive's commission of any act of fraud or embezzlement, or Executive's unauthorized use or disclosure of confidential information or trade secrets of the Company or its subsidiaries.

         (d) CHANGE OF CONTROL. A "Change of Control" shall have occurred if:

                  (i) a majority of the directors of the Company are persons other than persons: (A) for whose election proxies shall have been solicited by the Board of Directors of the Company, or (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships; or

                  (ii) thirty percent (30%) or more of the outstanding voting power of the Company shall have been acquired or beneficially owned (as defined in


                                       5.

                           Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person or group of two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company; or

                  (iii) a reorganization, merger, consolidation or other corporate transaction or sale or other disposition of all or substantially all of the assets of the Company occurs (other than (i) a transaction with a subsidiary of the Company or (ii) a transaction in which the holders of voting stock of the Company immediately before the merger as a class continue to hold immediately after the merger more than fifty percent (50%) of all outstanding voting power of the surviving or resulting corporation or its parent (including, without limitation, a company which owns directly or indirectly the Company or all or substantially all of its pre-acquisition assets) in substantially the same proportion as their ownership of common stock of the Company immediately before the transaction); or

                  (iv) the Company's shareholders approve the complete liquidation or dissolution of the Company.

         (e) COMPARABLE POSITION. A Comparable Position, for purposes of this Agreement, means a position with a successor to part or all of the business of the Company if the terms of the position do not differ from Executive's prior position with the Company in any manner that would constitute Good Reason, assuming that the terms of Executive's employment were changed to the terms of such position with the successor.

         (f) FAIR MARKET VALUE. For purposes of Paragraph 1(b)(vi), "Fair Market Value" per unit of a security subject to an option on any relevant date shall be determined under the terms of the instruments evidencing the option, if such instrument provides an objective method for determining such fair market value or, if such instrument does not so provide, shall be determined in accordance with the following provisions:

                  (i) If the security is not at the time listed or admitted to trading on any Stock Exchange but is traded on the NASDAQ National Market System, the Fair Market Value shall be the closing selling price per unit of security on the date in question, as the price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no closing selling price for the security on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

                  (ii) If the security is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per unit of security on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the security, as such price is officially


                                       6.

                  quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the security on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

                  (iii) If the security is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the NASDAQ National Market System, then such Fair Market Value shall be determined pursuant to an appraisal made by an independent appraiser mutually agreed to by the Company and Executive.

         (g) GOOD REASON. "Good Reason" means (i) a material reduction in Executive's level of duties or responsibilities or the nature of Executive's functions or (ii) a reduction in Executive's base salary or a reduction in Executive's total cash compensation (consisting of base salary and target bonus), or
                  (iii) the failure to provide Executive with employee benefits (including medical/dental, disability and life insurance) that are substantially equivalent to the benefits provided to Executive immediately before the Change of Control, or (iv) a relocation of Executive's principal place of employment by more than thirty (30) miles, if the new location is both (A) more than thirty (30) miles from Executive's principal residence and (B) farther from Executive's principal residence than Executive's principal place of employment immediately before such relocation, or (v) the breach of the terms of any compensation agreement or arrangement between the Company and Executive or (vi) the repudiation or failure by the Company or its successor to acknowledge (upon Executive's written request) or to comply with any of its obligations under this Agreement.

         (h) PERIOD OF COVERAGE. The "Period of Coverage" shall be the period commencing with the date of this Agreement and ending ten (10) years thereafter, unless either (i) the Company, by written action of its Board of Directors, extends the period or (ii) the Company has entered into a definitive agreement to consummate a transaction that would constitute a Change of Control, in which case the period of coverage will continue until the date specified by the Board of Directors or the date on which the pending transaction is consummated or abandoned, respectively.

5.       ARBITRATION.

                  Except as otherwise provided in Paragraph 2, any controversy between Executive and the Company involving the construction or application of any of the terms, provisions, or conditions of this Agreement or otherwise arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the then current applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The location of the arbitration shall be in San Diego, California. The expenses incurred by both parties in settling such controversy, including the expenses of arbitration and reasonable attorney fees, shall be born by the Company.


                                       7.

6.       MISCELLANEOUS.

         (a) CAPTIONS. The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect.

         (b) GOVERNING LAW. This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of California, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended. This Agreement, to the extent that it provides for severance benefits, together with similar agreements with other executives of the Company, is intended, for purposes of ERISA, to qualify as an employee welfare benefit plan for a select group of management or highly compensated employees.

         (c) AMENDMENT OR MODIFICATION. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and no amendment or modification shall be effective unless made in writing executed by an authorized officer of the Company and Executive.

         (d) SUCCESSORS AND BENEFICIARIES. This Agreement shall be binding on and inure to the benefit of the successors, assigns, heirs, devisees and personal representatives of the parties, including any successor to the Company by merger or combination and any purchaser of all or substantially all of the assets of the Company. Should Executive die before receipt of all benefits to which Executive becomes entitled under this Agreement, the payment of such benefits will be made, on the due date or dates hereunder had Executive survived, to the executors or administrators of Executive's estate.

         (e) NOTICES. All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand and, if intended for the Company, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary of the Company or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided; and, if intended for Executive, shall be delivered personally or shall be addressed (if sent by mail) at the then current residence address as reflected in the personnel records of the Company, or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date so delivered.

         (f) DISTRIBUTIONS. The benefits to which Executive may become entitled under this Agreement will be paid, when due, from the general assets of the Company. Executive's right (or the right of the executors or administrators of Executive's estate) to receive any such payments will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors of the Company. The benefits provided under this Agreement are


                                       8.

                  intended to be unfunded for purposes of the Employee Retirement Security Act of 1974.

         (g) RIGHTS AND REMEDIES. All rights and remedies provided pursuant to this Agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    DURA PHARMACEUTICALS, INC.


                                    By
                                      --------------------------------------
                                       Cam L. Garner
                                       Chairman and Chief Executive Officer



                                    EXECUTIVE:


                                    ----------------------------------------



                                       9.

                                     [LOGO]


                                    EXHIBIT A

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         In consideration of the severance benefits to be provided to ______ ("Employee") under the Executive Change of Control Severance Agreement (the "Severance Agreement"), dated as of January 1, 2000, by and between Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura") and Employee, this General Release (the "Release") is entered into as of ___________, 20__, by and between Dura and Employee with respect to the following:

         (a) Employee has been employed as a _______________ for Dura.

         (b) The employment relationship was terminated effective ______________ , 20__.

         (c) Dura and Employee desire to enter into an agreement with regard to termination of that employment relationship to resolve any and all known or unknown claims between them, neither party admitting any liability or fault.

         THE PARTIES THEREFORE HEREBY AGREE AND PROMISE in consideration of all of the following terms and conditions as follows:

         1. Employee's employment with Dura is terminated effective ____________, 20__ .

         2. As contemplated by the Severance Agreement, and in consideration of the severance benefit (excluding any amounts deemed to be received by Employee on account of the forgiveness of any loan due by Employee, if applicable) to be provided to Employee under the Severance Agreement, Employee irrevocably and unconditionally releases forever Dura and each of its stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, affiliates, and all persons acting by, through, under, or in concert with any of them (collectively referred to as "Releases"), from any and all claims, complaints, liabilities, obligations, agreements, damages, and actions of any nature, known or unknown, suspected or unsuspected, that he/she ever had, now has, or hereafter may have by reason of any matter, cause, or thing relating in any way to his/her employment relationship or the termination of his/her employment relationship with Dura.

         3. Employee further waives any an all claims based on state or federal statutes prohibiting discrimination involving age, sex, race, color, national origin, physical or mental impairment, marital status, or religion, including but not limited to Title VII, the Equal Pay Act, or the Fair Employment and Housing Act, whether such claim be based upon an action filed by the Employee or by a governmental agency.

         4. Employee expressively waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this waiver of Section 1542.
                  Section 1542 of the Civil Code of the State of California states as follows:

                  "A General release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of the executing the release, which if known by his/her must have materially affected his/her settlement with the debtor."

                  Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in his/her favor at the time of execution, and the extinguishment of any of these claims.

         5. Employee hereby reaffirms his/her obligations under the Confidentiality Agreement and Acknowledgement of Confidentiality previously executed by Employee.

         6. This Agreement shall be governed by and interpreted according to the laws of the State of California without regard to its conflict of laws provisions. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in San Diego County, California, administered by the American Arbitration Association in accordance with its applicable rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         7. Should any provision of this Agreement be declared or be determined by a court to be illegal or invalid, the validity of the remaining parts, terms, and provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

         8. This Agreement and all of its provisions shall be binding upon, and inure to the benefit of, any successors, assigns, personal representatives or heirs of the parties hereto.

         9. Employee represents and acknowledges that in executing this Agreement, he/she does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees, their agents or representatives. Employee confirms that he/she has been encouraged to and has had the opportunity to seek the advice of legal counsel with respect to executing this Agreement. The parties acknowledge that each has read this Agreement, that each fully understands their rights, privileges and duties under this Agreement, and that each enters into this Agreement voluntarily and without coercion or duress.

         10. [INCLUDE FOR EMPLOYEES AGE 40+] Employee acknowledges he/she is entitled to twenty-one (21) days' time in which to consider this Agreement. Employee acknowledges that he/she has obtained or had the opportunity to obtain the advice and counsel from the legal representative of his/her choice and that he/she executes this

                  Agreement having had sufficient time within which to consider its terms. Employee represents that if he/she executes this Agreement before twenty-one (21) days have elapsed, he/she does so voluntarily, upon the advice and with the approval of his/her legal counsel, and that he/she voluntarily waives any remaining consideration period.

         11. [INCLUDE FOR EMPLOYEES AGE 40+] Employee understands that after executing this Agreement, he/she has the right to revoke it within seven (7) days after his/her execution of it. Employee understands that this Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Agreement in writing. Employee understands that this Agreement may not be revoked after the seven (7) day revocation period has passed. Employee understands that any revocation of this Agreement must be in writing and delivered to Dura within the seven (7) day period.

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES
                    A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.


         Executed as of the date first written above at ___________________.
                                                         (City and State)

                  After signature by Employee, an original of this Separation Agreement and General Release is to be forwarded to the Human Resources Development Department.



DURA PHARMACEUTICALS, INC.                          EMPLOYEE


By:
   ----------------------------------               ----------------------------

Name:                                                      (Employee name)
     --------------------------------

Title:
      -------------------------------

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                           DURA PHARMACEUTICALS, INC.
                EXECUTIVE CHANGE OF CONTROL SEVERANCE AGREEMENTS
                          ENTERED INTO JANUARY 1, 2000
                          ----------------------------

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                                                                        SECTION 1(b)(i)                  SECTION 1(b)(ii)
                                                               (b)      Lump   Sum   Payment   of         WELFARE BENEFIT
               NAME                           TITLE            Salary and Bonus                              COVERAGE
------------------------------------ ------------------------- ----------------------------------- -----------------------------
------------------------------------ ------------------------- ----------------------------------- -----------------------------
Cam L. Garner                        Chairman and CEO          2.0 times the sum of Base Salary    Continuation for 24 months
                                                               plus Average Annual Bonus           following a Qualified
                                                                                                   Termination

------------------------------------ ------------------------- ----------------------------------- -----------------------------
------------------------------------ ------------------------- ----------------------------------- -----------------------------
Robert S. Whitehead                  President                 1.5 times the sum of Base Salary    Continuation for 18 months
David S. Kabakoff                    President                 plus Average Annual Bonus           following a Qualified
Mitchell R. Woodbury                 Sr. Vice President                                            Termination
Michael T. Borer                     Sr. Vice President
Lloyd E. Flanders                    Sr. Vice President
------------------------------------ ------------------------- ----------------------------------- -----------------------------
------------------------------------ ------------------------- ----------------------------------- -----------------------------
John R. Cook                         Vice President            .75 times the sum of Base Salary    Continuation for 9 months
Chester Damecki                      Vice President            plus Average Annual Bonus           following a Qualified
Diane S. Goostree                    Vice President                                                Termination
Susan M. Hanan                       Vice President
Malcolm R. Hill                      Vice President
Robert W. Keith                      Vice President
Damien Lamendola                     Vice President
Erle T. Mast                         Vice President
Peter W. Schineller                  Vice President
Robert K. Schultz                    Vice President
J. Gregory Wease                     Vice President
Carol A. Wells                       Vice President
Clyde L. Witham                      Vice President
------------------------------------ ------------------------- ----------------------------------- -----------------------------

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                                     ----------------------------------------------

                                                  SECTION 1(b)(v)
                                             DEFERRED COMPENSATION PLAN
                                     ----------------------------------------------
                                     ----------------------------------------------
Cam L. Garner                        Continuation as a non-employee participant
                                     for 24 months following a Qualified
                                     Termination

------------------------------------ ----------------------------------------------
------------------------------------ ----------------------------------------------
Robert S. Whitehead                  Continuation as a non-employee participant
David S. Kabakoff                    for 18 months following a Qualified
Mitchell R. Woodbury                 Termination
Michael T. Borer
Lloyd E. Flanders
------------------------------------ ----------------------------------------------
------------------------------------ ----------------------------------------------
John R. Cook                         Continuation as a non-employee participant
Chester Damecki                      for 9 months following a Qualified
Diane S. Goostree                    Termination
Susan M. Hanan
Malcolm R. Hill
Robert W. Keith
Damien Lamendola
Erle T. Mast
Peter W. Schineller
Robert K. Schultz
J. Gregory Wease
Carol A. Wells
Clyde L. Witham
------------------------------------


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